EXHIBIT 10.26

                                SUPPLY AGREEMENT


                         DESA INDUSTRIES OF CANADA INC.

                                       AND

                        H.D. HUDSON MANUFACTURING COMPANY



                                  APPENDIX (I)

         Exception to the "Direct Ship Commission" is Costco, for which a commission on net sales of 6% is payable.

                        H.D. HUDSON MANUFACTURING COMPANY
                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made November 15, 1995 between H.D. Hudson Manufacturing Company, incorporated under the laws of the State of Minnesota, having its principal office at 500 North Michigan Avenue, Chicago, Illinois 60611 ("Manufacturer") and Desa Industries of Canada Inc., at 2220 Argentina Road, Unit #3-4; Missasauga, Ontario, Canada L5N2K7 ("Master Distributor")

         IT IS MUTUALLY AGREED THAT:

         1.       Purpose of Agreement

         Manufacturer hereby appoints Master Distributor, and Master Distributor hereby agrees to act for Manufacturer as its exclusive Master Distributor in the Territory, to the Markets, for the Products, as hereinafter defined.

         2.       Statement of Relationship

                  a. It is understood that each party recognizes the other as free and independent, and shall exercise no control over the other except as set forth in this Agreement.

                   b. This Agreement may be amended, changed, or revised only in writing by duly authorized officers of both parties hereto.

                  c. The Master Distributor shall call on, service, sell, and collect payment from all distributors and dealers within the said territory and markets.

                  d. The Manufacturer shall produce, or provide product to the Master Distributor, in a timely manner as specified by the Master Distributor in the periodic forecasts furnished by the Master Distributor.

         3.       Duration of Agreement

                  a. This Agreement shall remain in force until July 1, 1997. Thereafter, it shall automatically renew for successive 1 year terms until terminated by either party in accordance with Paragraph 8, "Termination."

         4.       Territory

         The term "Territory as used in this Agreement is defined to mean The entire country of Canada.

                  Manufacturer   will  resolve  any   questions   regarding  the
Territory.

         5.       Market

                  a. The term "Exclusive Markets" as used in this Agreement is defined to mean, in certain Exclusive Markets the Master Distributor will be the only Master Distributor used by the Manufacturer for the resale of its products within that market.

                  Manufacturer will resolve any questions regarding the Market.

         6.       Products

                  a. The term "Products" as used in this Agreement is defined to mean all Hudson sprayer products listed in our catalog's price list #'s 80166DN, and 80206DN.

                  b. The ownership of all Products will be transferred to the Master Distributor upon shipment of the goods by the Manufacturer.

                  Manufacturer   will  resolve  any   questions   regarding  the
Products.

         7.       General provisions

                  a.  Master  Distributor  shall  maintain  adequate  facilities within the Territory and shall provide competent personnel who will apply their best effort to provide sales coverage and service satisfactory to the Manufacturer.

                  b. It is understood that the Master Distributor represents other Manufacturers. However, the Master Distributor will not represent any other Company whose products the Manufacturer considers competitive with its products, except by mutual agreement.

                  c. The Master Distributor shall pay all its expenses and be solely responsible for the acts and expenses of its employees.

                  d. The Master Distributor shall have no authority to incur debts, make purchases, or enter into contracts on behalf of the Manufacturer.

                  e. The Master Distributor shall provide Manufacturer with periodic sales forecasts and other information required by the Manufacturer relating to the sale of Products to Market within the Territory.

                  f. The Master Distributor shall not list the Manufacturer's name or show the Manufacturer's name in any directory such as telephone, trade, business or shoppers guide or in any other manner which could render the Manufacturer liable for the Master Distributor's taxes, debts, or other obligations.

                  g. The Manufacturer shall establish and have exclusive control over all prices, discounts, allowances, specifications, and the terms governing the sales of Products to the Master Distributor.

                  h. All price discounts, allowances,  specifications, and terms
are  subject  to  change  without   notice,   at  the  sole  discretion  of  the
Manufacturer.

                  I. All credits and/or returns of product shall be according to the Manufacturer's policies then in effect.

                  j. Full responsibility for credit risk and collections rest with the Master Distributor.

                  k. The Manufacturer shall furnish the Master Distributor, cost free, an amount of sales literature, demonstrator samples, catalog pages, and other material which the Manufacturer, in its sole discretion, deems necessary for promoting the sales of products. Such literature, samples, pages, and material remains the property of the Manufacturer, and any and all that are reusable shall be returned to the Manufacturer upon request. Demonstrator samples shall be accounted for by the Master Distributor, and the Manufacturer may, at its sole discretion, render invoices to the Master Distributor, and the Master Distributor agrees to pay for lost, damages, or misused Demonstrator samples.

         8.       Termination

                  a. Either party may terminate this Agreement for breach by the other party by giving written Notice of Termination specifying such breach to the other party at least fourteen (14) days prior to the effective date of termination, provided that the breaching party fails to cure said breach within fourteen (14) day period.

                  b. Either party may terminate this Agreement without cause by electing not to renew it pursuant to paragraph 3, above, by giving written Notice of Election Not to Renew to the other party at least ninety (90) days prior to the end of the original, or any successive one (1) year, term.

                  c. Any partial termination of, or adjustment in, Territory, Market, or Products shall be at the discretion of the Manufacturer, and shall be subject to the same terms and conditions as if the entire Agreement were terminated.

                  d. Any Notice shall be sent by Certified Mail. The day of mailing shall be deemed the date notice is given. The effective date of termination shall be specified in the Notice.

         9.       Laws Governing

                  a. The laws of the State of Minnesota shall apply and bind the parties in any and all questions arising hereunder, regardless of the jurisdiction in which any action or proceeding may be initiated or maintained. However, if any of the provisions of this Agreement in any way violate or contravene the laws of any state or territory, such provisions shall remain in full force and effect.

                  b. The failure of either party to enforce at any time, or for any period of time, the provisions of this Agreement shall not be construed as a waiver of such provisions, or of the right of such party thereafter to enforce each and every such provision.


                                                MANUFACTURER:

                                                H.D. HUDSON MANUFACTURING
                                                COMPANY, INC.

Dated:_____________, 199_                       By

                                                --------------------------------

                                                Its

                                                --------------------------------

                                                MASTER DISTRIBUTOR

                                                Desa Industries of Canada Inc.

Dated:_____________, 199_                       By


                                                -------------------------------

                                                Its
                                                -------------------------------

                        H.D. HUDSON MANUFACTURING COMPANY
                 DISTRIBUTION AGREEMENT WITH MASTER DISTRIBUTOR
                       ADDENDUM TO DISTRIBUTION AGREEMENT

         1. THE FOLLOWING PROVISIONS are hereby added to Paragraph 5 of the Distribution Agreement (agreement):

                  a. The following markets listed in part (b) below, are each a part of the Master Distributors Exclusive Market and Territory. Each and every market segment is expected to be serviced per the terms of this contract. Any market area not properly serviced could be deemed as breach of this contract.

                  b. The term "Market" as used in this Agreement is defined to mean the channels of distribution characterized by the Standard Industrial Classification (SIC):

         Consumer Markets (SIC) codes: 5072-Hardware Wholesale; 5083-Farm & Garden Wholesale; 5211-Lumber & Building Materials Resale; 5231-Paint, Glass & Wallpaper Retail; 5251-Hardware Retail; 5261-Retail Nursery & Garden; 5311- Department Stores; 5331-Variety Stores; 5399-Misc. General Merchandise Stores, Grocery Stores.

         Construction/Industrial Markets (SIC codes; 5039-Construction Materials wholesale; 5081-Commercial equipment Wholesale; 5082-Construction and Mining Machinery Wholesale; 5084-Industrial & Safety Machinery & Equipment Wholesale; 5085- Industrial Supplies Wholesale; 5086-Professional Equipment Wholesale.

         Janitorial & Sanitation Supply Markets (SIC) codes; 5087-Service Establishment Equipment & Janitorial Supplies Wholesale; 7217-Carpet & Upholstery Cleaning; 7349-Janitorial and Cleaning Services and Supplies; 7342B-Deodorizing and Disinfecting Services.

                  c. The following market segments are excluded from the Master Distributors market and territory:

         Green  Industry & Pest Control  Markets  (SIC)  codes:  78204-Landscape
         Contractors, 78302-Landscape Nursery, 18101 & 503924-Green House, 734201-Pest Control, 78209 & 72104-Lawn Spray, 78206-Lawn Maintenance, 78398, 78301 & 78205-Tree Care, 799706 & 799201-Golf Course, and
         734208-Insect Spraying.

         2.       FREIGHT

                  a. The Master Distributor shall pay all freight costs incurred from the purchase of Hudson products. Freight will be F.O.B. Hastings, MN.

         3.       PAYMENT TERMS

                  a. The payment terms allowed on all Hudson products will be Net 30 days from the date of invoice, F.O.B., Hastings, MN.

         4.       COMMISSIONS

                  a. Any distributor or dealer not wishing to do business with the Master Distributor may at the disgression of the Manufacturer do business directly with the Manufacturer. If this situation arises the Manufacturer will pay the Master Distributor a commission on all sales to the distributor or dealer in question. The commission payable to the Master Distributor shall be mutually agreed upon by both the Manufacturer and the Master Distributor, and will be paid on all Whole Goods, parts and accessors wold to the established distributor or dealer in the Master Distributor's territory.

         5.       PRICING DISCOUNTS

                  a. Pricing to the Master Distributor is termed "Desa Transfer Price" is furnished periodically by the Manufacturer. It then becomes a integral party of this contract.

         6. The MANUFACTURER reserves the right to directly solicit (not through the Master Distributor) orders from Federal, State, and local governments, agencies, and subdivisions.

                                           MANUFACTURER:
                                           H.D. HUDSON MANUFACTURING
                                           COMPANY

Dated:____________, 199_                            By

                                           ---------------------------------

                                           Its
                                           ---------------------------------

                                           MASTER DISTRIBUTOR:

                                           Desa Industries of Canada, Inc.

Dated:_____________, 199_                  By

                                           ---------------------------------

                                           Its
                                           ---------------------------------

                                       -2-